EXHIBIT 99.1

CONTACT: Patty Morris, Chief Financial Officer SourceForge, Inc. (650) 694-2164 ir@corp.sourceforge.com

SourceForge Reports First Quarter 2009 Financial Results

MOUNTAIN VIEW, CA —May 28, 2009 — SourceForge, Inc. (Nasdaq: LNUX), the global online network for community-driven tech media and e-commerce, today announced financial results for its first quarter, which ended March 31, 2009, under its new calendar year ending December 31, 2009.

Total revenue for the first quarter of 2009 was $10.4 million, as compared to $11.4 million for the first quarter of 2008.

On a GAAP basis, net loss for the first quarter of 2009 was $7.4 million, including a $4.6 million impairment charge for the Company’s investment in CollabNet, or $0.12 per share, compared to a GAAP net loss of $0.9 million, or $0.01 per share, for the same period a year ago.

Non-GAAP loss for the first quarter of 2009 was $2.2 million, or $0.03 per share, compared to non-GAAP loss of $0.4 million, or $0.01 per share, for the same period a year ago.  Non-GAAP loss excludes stock-based compensation and impairment charges.  A reconciliation of our GAAP net loss as reported to non-GAAP loss is included in this release.

“This is the first quarter we are reporting under our new calendar year end,” said Scott Kauffman, President & CEO, SourceForge, Inc.  “While we are not satisfied with the results of the first quarter, I am confident about the merits of our new strategy and the value of the investments we are making in our business.”

First Quarter Highlights:
•
Media revenue was $3.8 million for the first quarter of 2009, compared to $4.6 million for the first quarter of 2008.  First quarter of 2009 included $1.0 million of premium revenue compared to $0.4 million for the same period last year.

•	E-commerce revenue was $6.6 million for the first quarter of 2009, compared to first quarter 2008 revenue of $6.8 million.

•	Total cash and investments balance, including restricted cash, at the end of the first quarter of 2009 was $47.4 million compared to $51.0 million at December 31, 2008.

Other Media highlights for the first quarter of 2009 as compared to the first quarter of 2008:
•	Ad Network revenue increased 49%;
•	Premium product revenue grew 172% to $1.0 million;
•	Media unique visitors grew 7% to 37 million per month;
•	RPM decreased to $8.09 from $9.89;
•	Page views increased 1%;
•	Revenue per user decreased from $0.53 to $0.41; and
•	Page views per unique remained relatively constant at 4 pages.

Other E-commerce highlights:
•	ThinkGeek shipped 116,000 orders in the first quarter of 2009, a 16% increase from the first quarter of 2008;
•	The average value of orders received decreased to $61 in the first quarter of 2009 from $71 in the first quarter of 2008; and
•	Conversion rate increased to 1.6% in the first quarter of 2009 from 1.4% in the first quarter of 2008.

Supplemental schedules of the Company’s quarterly statements of operations and operational statistics for the quarterly periods in the year ended December 31, 2008 and the quarter ended March 31, 2009 are available on the Company’s web site at http://web.sourceforge.com/cyresults.

A conference call and audio webcast will be held at 2:00 p.m. PT or 5:00 p.m. ET on May 28, 2009 and may be accessed by calling 877-407-8035 or 201-689-8035 or by visiting www.sourceforge.com. Replays of both the telephonic audio and audio webcast will be available for 90 days.  To access the conference call replay, dial 877-660-6853 or 201-612-7415, referencing replay account 286 and call ID 322061.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SourceForge also reports non-GAAP financial results.  Non-GAAP loss and non-GAAP earnings per share reflect net loss and exclude stock-based compensation expense and impairment of cost-method investment charge.  These non-GAAP financial results are provided to enhance the reader’s overall understanding of SourceForge’s current financial performance and prospects for the future.  Specifically, SourceForge believes that non-GAAP results provide useful information to both management and investors by excluding certain expenses that SourceForge believes are not indicative of its core operating results and stock-based compensation. SourceForge considers its core operating results to include revenue recorded in a particular period and the related expenses that are intended to directly drive operating income during that period.  In addition, because SourceForge has historically reported non-GAAP results to the investment community, SourceForge believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method SourceForge uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

These non-GAAP financial results are derived from GAAP net loss by excluding impairment of cost-basis investment charge and stock-method compensation expenses. Impairment of cost-method investment charge is excluded from SourceForge’s GAAP financial measures because it represents a non-cash charge which is not representative of SourceForge’s core operations.  With respect to stock-based compensation, SourceForge recognizes expenses associated with stock-based compensation that requires management to make assumptions about SourceForge’s common stock such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the rate at which SourceForge recognizes the corresponding stock-based compensation expense over the course of future fiscal periods. While other forms of SourceForge expense (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to SourceForge’s underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well SourceForge currently operates its business.

These non-GAAP financial measures are used by management and investors in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of SourceForge’s operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of SourceForge’s underlying operational results and trends in our performance. Further, SourceForge believes that the financial analysts who regularly follow and report on SourceForge and the business sector in which SourceForge competes exclude items such as these when analyzing performance relative to guidance, as well as their financial performance estimates and the performance of other sector participants, and in projecting future financial results.

About SourceForge, Inc.

SourceForge’s media and e-commerce web sites connect millions of influential technology professionals and enthusiasts each day. Combining user-developed content and e-commerce, SourceForge is the global technology community’s nexus for information exchange, goods for geeks, and open source software distribution and services. SourceForge’s network of web sites serves 35 million unique visitors each month* and includes: SourceForge.net, Slashdot, ThinkGeek,  fossfor.us and freshmeat.net. For more information or to view the media kit online, visit www.sourceforge.com. (*Source: Google Analytics and Omniture, April 2009.)

SourceForge, SourceForge.net, Slashdot, freshmeat, and ThinkGeek are registered trademarks of SourceForge, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding growth and investment strategies, and prospects, for SourceForge’s online media and e-commerce businesses. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: SourceForge’s ability to attract and retain qualified personnel; SourceForge’s success in designing and offering innovative online advertising programs; SourceForge’s ability to foster increased brand awareness with advertisers; the timeliness and efficacy of ongoing improvements to SourceForge’s web sites; decreases or delays in online advertising spending, especially in light of current macroeconomic challenges and uncertainty; SourceForge’s effectiveness at planning and managing its e-commerce inventory; SourceForge’s ability to achieve and sustain higher levels of revenue; SourceForge's ability to protect and defend its intellectual property rights; rapid technological and market change; unforeseen expenses that SourceForge may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors. Investors should consult SourceForge's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors section of its Annual Report on Form 10-K for the fiscal year ended July 31, 2008, and its Quarterly Report on Form 10-Q for its previous fiscal quarter ended January 31, 2009, for further information regarding these and other risks of SourceForge's business. All forward-looking statements included in this press release are based upon information available to SourceForge as of the date hereof, and SourceForge does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

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SOURCEFORGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2009	2008
Online Media revenue	$3,777	$4,585
E-commerce revenue	6,594	6,803
Net revenue	10,371	11,388

Online Media cost of revenue	1,907	1,954
E-commerce cost of revenue	5,610	5,773
Cost of revenue	7,517	7,727
Gross margin	2,854	3,661

Operating expenses:
Sales and marketing	2,315	1,887
Research and development	1,594	1,131
General and administrative	2,105	1,956
Total operating expenses	6,014	4,974
Operating loss	(3,160)	(1,313)
Interest and other income (expense), net	(4,330)	460
Loss before income taxes	(7,490)	(853)
Provision (benefit) for income taxes	(64)	63
Net loss	$(7,426)	$(916)

Earnings per share:
Basic and diluted	$(0.12)	$(0.01)

Shares used in computing earnings per share:
Basic and diluted	63,339	67,467

Reconciliation of net loss as reported to non-GAAP loss:

Net loss - as reported	$(7,426)	$(916)
Non cash charges:
Stock-based compensation expense included in COGS	67	49
Stock-based compensation expense included in Op Ex.	614	466
Impairment of cost-method investment	4,585	-
Non-GAAP loss	$(2,160)	$(401)

Non-GAAP earnings per share:
Basic and diluted	$(0.03)	$(0.01)

Shares used in computing non-GAAP per share amounts:
Basic and diluted	63,339	67,467

SOURCEFORGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2009	December 31, 2008

ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$36,985	$41,074
Accounts receivable, net	3,533	4,418
Inventories	2,982	3,264
Prepaid expenses and other current assets	1,841	1,841
Total current assets	45,341	50,597
Property and equipment, net	4,212	4,748
Long-term investments, including long-term restricted cash	10,452	9,947
Other assets	3,806	8,874
Total assets	$63,811	$74,166

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,399	$4,021
Accrued restructuring liabilities	2,902	2,862
Deferred revenue	610	591
Accrued liabilities and other	2,372	2,702
Total current liabilities	7,283	10,176
Other long-term liabilities	699	1,423
Total liabilities	7,982	11,599

Stockholders' equity:
Common stock	65	65
Treasury stock	(331)	(331)
Additional paid-in capital	799,722	799,037
Accumulated other comprehensive income	12	9
Accumulated deficit	(743,639)	(736,213)
Total stockholders' equity	55,829	62,567
Total liabilities and stockholders' equity	$63,811	$74,166

SOURCEFORGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three months ended
	March 31,
	2009	2008

Cash flows from operating activities:
Net loss	$(7,426)	$(916)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	603	456
Stock-based compensation expense	681	515
Provision for bad debts	-	42
Provision for excess and obsolete inventory	(8)	28
(Gain) loss on sale of assets	(226)	1
Gain on sale of investments	-	(56)
Impairment of investments	4,585	108
Changes in assets and liabilities:
Accounts receivable	885	(202)
Inventories	290	578
Prepaid expenses and other assets	30	(589)
Accounts payable	(2,622)	(3,117)
Accrued restructuring liabilities	(686)	(660)
Deferred revenue	19	41
Accrued liabilities and other	(330)	(95)
Other long-term liabilities	2	6
Net cash used in operating activities	(4,203)	(3,860)

Cash flows from investing activities:
Purchase of property and equipment	(66)	(573)
Purchases of marketable securities	-	(25,339)
Sale or maturities of marketable securities	559	47,542
Proceeds from sale of intangible assets, net	172	-
Net cash provided by investing activities	665	21,630

Cash flows from financing activities:
Proceeds from issuance of common stock	4	18
Net cash provided by financing activities	4	18

Cash flows from discontinued operations:
Net cash provided by operating activities	-	42
Net cash provided by discontinued operations	-	42
Net increase (decrease) in cash and cash equivalents	(3,534)	17,830
Cash and cash equivalents, beginning of period	40,511	25,037
Cash and cash equivalents, end of period	$36,977	$42,867